Exhibit 10.9

PARTICIPATION AGREEMENT

This Participation Agreement (the “Participation Agreement”) is made effective as of July 22, 2013, among ARVEST BANK, an Arkansas banking corporation (the “Lead”), and GRAYMARK HEALTHCARE, INC., an Oklahoma corporation (the “Participant”) with reference to the following circumstances:

A. The Lead, the Participant (as a Borrower), and the Guarantors and other Borrowers thereto, previously entered into an Amended and Restated Loan Agreement dated effective December 17, 2010, as amended by the First Amendment to Loan Agreement dated January 1, 2012, the Second Amendment to Loan Agreement dated effective June 30, 2012, and the Third Amendment to Loan Agreement dated effective October 12, 2012 (collectively, the “Prior Agreement”).

B. The Participant is indebted to the Lead under (i) the Amended and Restated Promissory Note, in the original principal amount of $15,000,000.00 dated June 30, 2010, and (ii) the Second Amended and Restated Promissory Note, in the original principal amount of $30,000,000.00, dated June 30, 2010 (collectively, together with any amendments, renewals or extensions thereto, the “Prior Notes”).

C. The Lead, the Participant and others have agreed, pursuant to a Loan Restructuring Agreement dated of even date herewith, to amend and restate the Prior Agreement and to restructure the loan evidenced by the Prior Notes and enter into certain other transactions, including (i) the issuance of a $6,000,00.00 subordinated participation by the Bank to the Participant in the restructured loan pursuant to this Participation Agreement, and (ii) the Participant’s issuance of 13,333,333 shares of its common stock to the Bank in exchange for the participation.

Now, therefore, in consideration of the restructuring of the loan evidenced by the Prior Notes, the issuance of shares of common stock by the Participant to the Lead, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Sale and Purchase of Participation. This Participation Agreement is in reference to the Amended and Restated Promissory Note made by SDC Holdings, LLC and ApothecaryRx, LLC (collectively, the “Borrowers”) in favor of the Lead in the principal amount of $10,691,261.71, dated July 22, 2013 (the “Note”), the Second Amended and Restated Loan Agreement by and among the Lead, the Participant, the Borrowers and Stanton M. Nelson (the “Loan Agreement”) and all of the other loan documents executed in connection with the Note (collectively, the “Loan Documents”). The Lead hereby sells and the Participant hereby purchases a participation interest in the Note in the amount of Six Million Dollars ($6,000,000.00) (the “Participation Interest”). The purchase and sale of the Participation Interest will be made as follows:

1.1.	Simultaneously with the purchase of the Participation Interest by the Participant, the Lead will execute and deliver to the Participant a counterpart of this Participation Agreement as evidence of the Participant’s interest in the Note. The Participation Interest is granted without recourse to, or representation or warranty by, the Lead and is subject to the terms and provisions of this Agreement and the Loan Documents.

PARTICIPATION AGREEMENT – ARVEST BANK

1.2.	In exchange for the Participation Interest, simultaneously with the purchase of the Participation Interest, the Participant will (i) execute and deliver to the Lead a Subscription Agreement dated of even date herewith, pursuant to which the Participant will issue, and the Lead will acquire, 13,333,333 shares of the Participant’s Common Stock, and (ii) deliver to the Lead a stock certificate representing the shares of Participant’s Common Stock issued to the Lead pursuant to the Subscription Agreement.

1.3.	Notwithstanding any other provision of this Agreement, the Participation Interest will be fully subordinated to the interest of the Lead and any other participation in the Loan sold or transferred by the Lead (collectively, the “Lead Interest”). After the Lead Interest has been paid in full, including the amount of all principal, interest, and costs incurred by the holder of the Lead Interest during the collection, documentation or administration thereof, and any other costs for which the holder of the Lead Interest is entitled to reimbursement under the Loan Documents and this Agreement (a “Lead Payoff”), the holder of the Lead Interest will assign the Loan Documents to the Participant without representation, warranty or recourse of any kind and thereafter the Participant will be the sole owner of the Note. Until a Lead Payoff occurs, the Lead will retain (a) all amounts received or collected by the Lead on the Note until the principal amount of the Note has been paid in full and (b) the benefit of any collateral held by the Lead securing the Note (the “Collateral”). Payments received by the Lead resulting from foreclosure or other collection procedures (including bankruptcy and other federal or state insolvency proceedings) will be distributed in the same manner as payments of interest and principal.

2. Agency. The Participant hereby irrevocably appoints the Lead as its duly authorized agent and attorney in fact to act on behalf of the Participant in all matters relating to this Participation Agreement and the Loan Documents and to take such actions on behalf of the Participant and to exercise such powers as are delegated to the Lead by the terms of this Participation Agreement or the Loan Documents together with all actions and powers that are reasonably incidental thereto. Without limiting the foregoing, the Lead will have the following duties and rights in acting as agent for the Participant under this Participation Agreement and the Loan Documents:

2.1.	Collateral. Legal title and physical possession of the Note and the Loan Documents will be held by and in the name of the Lead. To the extent applicable, legal title and physical possession of the Collateral will be held by and in the name of the Lead or an entity designated to be the Lead, until a Lead Payoff occurs.

2.2.	Discretion. In the exercise of its functions under this Participation Agreement and the Loan Documents, the Lead will have, may exercise and will be entitled to such rights, powers, immunities, exculpations and privileges as are specifically granted to it by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Lead will use the Lead’s sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Lead is entitled to take or exercise under the Loan Documents or this Participation Agreement.

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2.3.	Observance of Agreements. The Lead will not be bound to ascertain or inquire as to the performance or observance by any party of any of the terms of this Participation Agreement or any of the Loan Documents. The Lead will not be responsible to the Participant for the value, legality, validity, sufficiency, priority, perfection, enforceability or effectiveness of the Loan Documents, the Collateral or any security interest or lien given to or held by the Lead thereunder or hereunder, or for the performance or observance of any other party of any of the terms of any of the Loan Documents or this Participation Agreement.

3. Duties of Participants. The Participant hereby agrees as follows:

3.1.	Duty to Participate in Decision Making. The Participant will promptly respond to all requests for information or responses from the Lead.

3.2.	Reimbursement. All of the Lead’s fees, expenses, costs and other liabilities which are incurred by the Lead in connection with any action taken by the Lead (including legal expenses and attorneys’ fees) and disbursements of the Lead incident to: (a) the protection of the rights of the Lead and the Participants in connection with the Loan Documents and the transactions contemplated thereby; (b) the collection or enforcement of the Loan Documents whether by judicial proceedings, proceedings under the Bankruptcy Code or any successor statute thereto; or (c) administration of the Loan Documents, and all amendments thereto, including the attorney fees incurred by the Lead in connection therewith and administration of the transactions contemplated by the Loan Documents, exclusive, however, of any expenses for which the Lead has been reimbursed by the Borrower, shall be added to the amounts due by Borrower under the Note, for purposes of determining when a Lead Payoff has occurred pursuant to this Participation Agreement. Participant shall not be obligated to pay any of such costs or expenses.

3.3.	Duty to Inform Lead. The Participant will immediately inform the Lead should the Participant become aware of any default by the Borrower under the Loan Documents. Absent actual knowledge by the Lead or such notification, the Lead will be under no obligation to take any action in connection with the Loan Documents as a result of such failure or default by the Borrower.

3.4.	Actions Regarding Payments. The Participant agrees that it will (i) not seek to collect any payments in connection with the Note unless and until the Lead has assigned the Note to the Participant following a Lead Payoff, (ii) immediately remit to the Lead any payments it receives in connection with the Note prior to an assignment of the Note to the Participant, and (iii) do nothing to discourage, inhibit or prevent Borrower from making its payments due under the Note.

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4. Term. Unless sooner terminated by the written agreement of the Lead and the Participant, the term of this Participation Agreement and the Participation Interest provided for herein will be for the period from the date of this Participation Agreement through the time when either (i) the Note is paid in full, or (ii) the Note has been assigned to the Participant following a Lead Payoff, whichever first occurs.

5. Limited Liability. In making and administering the Loan and dealing with the Collateral, the Lead will exercise the same care as the Lead exercises in the case of loans in which the Lead alone is interested. The Lead will keep the Participant informed as to the occurrence of any default after execution and delivery of the Note occurring under the Loan Documents that has resulted in the maturity of the Note being accelerated. If the Borrower is in default under the Loan Documents after execution and delivery of the Note and any applicable cure period has expired without such Default being cured, the Lead will take actions from time to time under the Loan Documents or with respect to the Collateral held by the Lead, based solely on the Lead’s own discretion. No implied covenants, duties or obligations will be read into this Participation Agreement against the Lead but the duties and obligations of the Lead will be determined solely by the express provisions of this Participation Agreement. The relationship of the Lead on the one hand and the Participant on the other will be that of agent and principal only; the Lead will be obligated to perform its express duties, covenants and obligations as agent hereunder in good faith in accordance with the terms set forth herein and to duly and faithfully account for all monies, proceeds or products received by the Lead in connection with the Loan Documents through payment, realization proceedings or otherwise, and the distribution thereof, but will not be deemed to have any fiduciary duties to the Participant or others. Neither the Lead nor any of the Lead’s attorneys, agents or employees will be liable for any action taken or omitted to be taken hereunder, or in connection herewith or in connection with the Loan Documents, AND PARTICIPANT HEREBY WAIVES ANY AND ALL SUITS, LAWSUITS, CLAIMS, DEMANDS, PROCEEDINGS, ACTIONS, CAUSES OF ACTION, ORDERS, LIABILITIES, DAMAGES, INJURIES, EXPENSES, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, BOTH AT LAW AND IN TORT, IN CONTRACT OR OTHERWISE, WHICH PARTICIPANT MAY HAVE OR MANY IN THE FUTURE HAVE AGAINST THE LEAD ARISING OUT OF THE LEAD’S PERFORMANCE OF THIS PARTICIPATION AGREEMENT, EXCEPT ANY CLAIMS ARISING OUT OF THE LEAD’S GROSS NEGLIGENCE OR WILLFULL MISCONDUCT.

6. No Liability. Notwithstanding any provision of this Agreement, in no event shall Participant have any personal liability under this Agreement, it being agreed and understood that any liability of Participant shall in all events be limited to and be recourse only to the Participation.

7. No Assignment. Without the prior written consent of the Lead, not to be unreasonably withheld, the Participant will not sell, transfer or assign any or all of its Participation Interest in the Note, nor will the Participant sell, transfer or assign its rights or duties under this Participation Agreement.

8. Additional Participants. Nothing contained herein will prevent the Lead from selling to others percentages of participation in the Note.

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9. Binding Effect. This Participation Agreement will be binding on and will inure to the benefit of the Lead and the Participant and their respective successors and assigns.

10. Representations. The Lead will not be responsible for and makes no express or implied warranties or representations with respect to: (a) the creditworthiness, including without limitation, financial condition and ability to perform, of the Borrower, any guarantor or any other person or entity who is or may be liable on any of the obligations under the Loan Documents; (b) the legality, validity, genuineness, substance, enforceability, priority or value of any of the Loan Documents in connection with the Note; or (c) the value, validity, substance or genuineness of any lien or security interest in any Collateral. The Participant hereby acknowledges that the Participant has, independent of and without reliance on the Lead and based on documents and information provided by the Borrower, made the Participant’s own credit analysis and decision to enter this Participation Agreement. Nothing contained in this Participation Agreement will confer upon the Lead or the Participant any interest in, or subject the Lead or the Participant to any liability for, the assets or liabilities of the other, except only as to the transactions contemplated by this Participation Agreement.

11. Notices. Any notice, demand or communication required or permitted to be given by any provision of this Participation Agreement will be in writing and will be deemed to have been given and received when delivered personally or by telefacsimile to the party designated to receive such notice, or on the date following the day sent by overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the following addresses or to such other or additional addresses as any party might designate by written notice to the other party:

To the Lead:	Arvest Bank
Attention: Mr. Bradley W. Krieger
5621 North Classen Boulevard
Oklahoma City, Oklahoma 73118
Fax: (405) 523-4126

With a copy to:	Tom Blalock, Esquire
Commercial Law Group, P.C.
5520 North Francis Avenue
Oklahoma City, Oklahoma 73118
Fax: (405) 232-5553

To the Participant:	Graymark Healthcare, Inc.
Attention: Mr. Stanton Nelson
101 North Robinson, Suite 900
Oklahoma City, Oklahoma 73102
Fax: (405) 239-2258

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With a copy to:	Marcelo Puiggari, Esq.
General Counsel & VP Legal Services
Foundation HealthCare Affiliates, LLC
14000 N. Portland Ave., Suite 204
Oklahoma City, OK 73134

12. Counterparts. This Participation Agreement may be executed in multiple counterparts, each of which will be an original instrument, but all of which will constitute one agreement. The parties agree that any counterpart may be executed by facsimile signature and such facsimile signature will be deemed an original.

13. Construction. This Participation Agreement and the documents issued hereunder will be deemed to be a contract made under the laws of the State of Oklahoma and together with the rights and obligations of the parties hereto will be construed and enforced in accordance with and governed by the laws of said state. Nothing in this Participation Agreement will be construed to constitute the Lead and the Participant as joint venturers with the Borrower or to constitute a partnership. The descriptive headings of the paragraphs of this Participation Agreement are for the convenience only and will not be used in the construction of the content of this Participation Agreement.

14. No Registration. The Participant acknowledges that: (a) the Participant has received and read or reviewed and is familiar with the Loan Documents and all schedules thereto, together with the records and books pertaining to the Borrower that have been requested by the Participant, and the Participant confirms that all documents and information requested by the Participant have been made available or delivered to the Participant; (b) the Participant understands that neither the Note, the Loan Documents nor the Participation Interest hereunder have been registered under the Securities Act of 1933 or any state securities act and the Participant further understands that the Participant is receiving the Participation Interest without being furnished any offering literature; and (c) on the basis of the covenants, agreements, warranties and representations of the Borrower set forth in the Loan Documents, the Participant is satisfied with the authorization and enforceability of the Loan Documents.

15. No Joint Venture. This Participation Agreement will in no way create a partnership, joint venture or trust arrangement between the Lead and the Participant or among the Participants, but merely serves as evidence of the participation in the Note by the Participants.

[Signature Pages to Follow]

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SIGNATURE PAGE TO

PARTICIPATION AGREEMENT

IN WITNESS WHEREOF, the Lead and the Participant have caused this instrument to be made effective the 22nd day of July, 2013.

ARVEST BANK, an Arkansas banking corporation

By:	/s/ Bradley W. Krieger
Bradley W. Krieger, Executive Vice President and Regional Manager

(the “Lead”)

PARTICIPATION AGREEMENT – ARVEST BANK

SIGNATURE PAGE TO

PARTICIPATION AGREEMENT

IN WITNESS WHEREOF, the Lead and the undersigned Participant have caused this instrument to be made effective the 22nd day of July, 2013.

GRAYMARK HEALTHCARE, INC., an Oklahoma corporation

By:	/s/ Stanton M. Nelson
Stanton M. Nelson, CEO

(the “Participant”)

PARTICIPATION AGREEMENT – ARVEST BANK